Exhibit 99.1 Seaport Global August 26, 2020 www.middleby.com 1

COVID-19 Implemented Actions

MIDDLEBY

COVID-19 UPDATE

In response to the COVID-19 pandemic, we implemented swift actions to protect our employees, ensure uninterrupted service to our customers and aggressively adjust our business and cost structure for a decline in revenues. Our businesses in all three segments support an essential daily requirement, food, and thus have been designated as essential globally. We are proud to continue to support our customers, while adhering to strict employee safety standards at all worldwide operations.

We have implemented the following in response to COVID-19:

- Employee Safety – Implemented companywide procedures including mandated mask policies, enhanced workplace sanitation, travel discontinuation, social distancing, staggered shifts and established work-at-home protocols for non-production employees.
- Customer Support – Ensured continued access to customer support, technical service and uninterrupted shipping of service parts and finished goods. Production continued to meet customer demand with minimal disruptions to address employee safety precautions.
- Cost and Profitability Initiatives – Instituted aggressive reduction of all controllable and discretionary costs. This included the adjustment of global office and production workforces in response to near-term reduced demand levels and reduced cash compensation to executives. Increased focus on prioritizing product and customers with highest profitability.
- Supply Chain – Established a task force to identify and mitigate supply chain disruption and ensure continuity of business operations and customer support.
- Liquidity and Cash Flow – Reduced capital expenditures for the remainder of year, enhanced working capital initiatives to drive inventory efficiency, deferred near-term acquisition investments and suspended the Middleby share repurchase program. Maintaining investments in key strategic initiatives.
- COVID-19 Product Introductions – Developed and launched products addressing COVID-19 needs, including sterilization units for N95 masks, mobile and touchless handwashing stations, plexiglass safety shields for restaurants and retail locations, mobile foodservice stations and hand and cleaning sanitizer produced at our most recent-acquired company Deutsche.

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Financial Results Q2 2020 FINANCIAL RESULTS RESULTS COMMENTARY 2Q20 2Q19 Change • Revenue decline of 40% organically Net Sales $472.0 $761.0 ‐38.0% Gross Profit 153.1 286.5 ‐46.6% • Organic growth declines in all segments due to COVID‐19 impacts.   % of Sales 32.4% 37.6% Commercial Foodservice (49%) and Residential Kitchen (32%) and  Food Processing (1%) Operating Income 39.1 139.6 ‐72.0% • In spite of challenging market conditions, given our industry‐leading  margins and focus on cost control, while ensuring  sufficient continuity  Net Earnings 21.2 92.2 ‐77.0% of operations, we generated strong levels of profitability. Adjusted EBITDA 85.0 172.5 ‐50.7% • % of Sales 18.0% 22.7% We continue to generate strong Adjusted EBITDA across all segments: • Commercial Foodservice 17.9% • Food Processing 22.6% LTM Bank EBITDA 597.1 671.6 ‐11.1% • Residential Kitchen  12.2% as defined in credit agreement • Q2 2020 operating cash flow increased over the prior year and  included the benefit of reduced working capital. Operating Cash Flow 77.6 67.6 14.8% • Our LTM cash flows were a record high at $440.6 million. • We expect positive cash flows for the remainder of 2020. www.middleby.com 3

Segment Results

MIDDLEBY

Commercial Foodservice

	2Q20	2Q19	Change
Revenues	267,500	513,279	-47.9%
EBITDA	47,864	129,785	-63.1%
EBITDA as % of Revenues	17.9%	25.3%	

Revenue and Growth

U.S.	195,900	-45.2%
Non-U.S.	71,600	-54.0%

Domestic and international revenue decline as a result of COVID-19; however order rates showed improvement throughout the quarter. Several market sectors with stronger demand include QSR, pizza, healthcare and c-stores. Focused efforts on providing solutions for customers to meet current safety and operational needs.

Residential Kitchen Equipment

	2Q20	2Q19	Change
Revenues	102,914	149,872	-31.3%
EBITDA	12,589	27,476	-54.2%
EBITDA as % of Revenues	12.2%	18.3%	

Revenue and Growth

U.S.	81,700	-18.7%
Non-U.S.	21,200	-57.1%

Organic EBITDA for 2Q20 was 14.0%. Domestic and international revenue declined as a result of COVID-19, in addition to the lingering impacts of Brexit in the U.K. Demand growth during the quarter given the rise in home improvement projects and new home sales. Housing market remains resilient during this challenging time.

Food Processing

	2Q20	2Q19	Change
Revenues	101,563	97,853	3.8%
EBITDA	22,983	20,965	9.6%
EBITDA as % of Revenues	22.6%	21.4%	

Revenue and Growth

U.S.	72,800	25.3%
Non-U.S.	28,800	-27.5%

Domestic revenue growth was driven by protein equipment and offset by international revenue declines due to COVID-19. Volatile order rates during quarter, while maintaining a solid backlog going into the second half of 2020.

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Debt and Liquidity Q2 2020 LEVERAGE RATIO (IN $000S) LIQUIDITY COMMENTARY * Cash 610.2 • Record LTM operating cash flow of $440.6 million as of Q2 2020 Debt 2,396.9 • In Q1 2020, Middleby entered into an amended and restated five‐year, $3.5 billion  Net Debt 1,786.7 multi‐currency senior secured credit agreement providing it with additional  liquidity and financial flexibility LTM EBITDA* 597.1 • Last week Middleby completed a convertible notes sale and amended the senior  Leverage 2.99x secured credit agreement Covenant Limit 4.00x • Issued $747.5 million of five‐year convertible notes, with a 1% interest  * As defined in the credit agreement coupon and 33% conversion premium • Purchased a capped call to effectively increase the conversion price from  $128.62 to $207.93 which greatly reduces dilution risk (less than 2%  10‐YEAR FREE CASH FLOW GROWTH (in 000s) dilution projected at $250 share price) $402 • Notes proceeds of $400 million were used to pay down outstanding  borrowings and the bank credit facility will decrease by the same size • Total leverage (incurrence) covenant will expand to 5.5x, allowing the  company flexibility to continue operational and strategic investments • At leverage ratios of below 4x, the borrowing cost to the company remains  unchanged by the amendment. Borrowing rates increase at higher leverage  levels up to LIBOR plus 250 basis points at the highest allowable borrowing  levels • On a pro forma basis, borrowing capacity would have been approximately  $1.6 billion as of Q2 2020 www.middleby.com • Pro forma secured leverage ratio of 1.94x and total leverage ratio of 3.20x 5

Middleby Segment Summary SEGMENT REVENUES THREE INDUSTRY‐LEADING FOODSERVICE PLATFORMS Food  Processing 13.5% • Commercial 100+ highly‐respected, leading brands 67.1% • Global business infrastructure Residential 19.4% • Highly synergistic business segments • Technology and innovation leader SALES BY GEOGRAPHIC REGION Asia 8.7% • Strong track record of profitability and cash flow • Well positioned for existing and new market trends United  States Europe and and Canada Middle East 65.7% 21.9% Latin  www.middleby.com America 6 3.7%

Near‐Term Business Conditions—Recent Order Trends April May June July August April May June July August August ▼65% ▼55% ▼39% ▼17% ▼31% ▼53% ▼35% ▼9% 28% 59% Commercial Food Service Residential Kitchen Business in quick‐serve, pizza, retail, c‐store and  At our residential businesses in both the US and UK  healthcare continue to be resilient with increased  markets, the impact of COVID‐19 resulted in the  demand for delivery, drive‐through and carry‐out.  widespread temporary closure of our residential  Although significant challenges remain, conditions  dealers' retail sales locations due to shelter‐in‐ have improved for casual dining restaurants with  place restrictions. Substantial order improvement  outdoor dinning available and dine‐in also open in  has occurred as dealer and retail locations have re‐ most states. Bars and nightclubs along with travel  opened. Additionally, the increase of working,  and leisure remain significantly impacted. In the  staying and eating at home has given rise to a  marketplace there continues to be a heightened  demand for both indoor and outdoor residential  focus on employee and customer safety and related  cooking and refrigeration equipment. Home sales  solutions. Middleby is well positioned to support  have proven to be resilient, while new home starts  new and accelerating trends with innovative  in the US in recent weeks are near prior year levels.  products and technology to address workplace  safety, enhanced delivery solutions, restaurant  automation and ongoing essential operating needs.  www.middleby.com 7

COVID-19 Restaurant Impacts

Domestic restaurant same store sales have consistently improved since the March decline according to multiple restaurant data resources.

Restaurants are rapidly adapting to the new the new normal:

- Expanding to-go options, with curbside pick-up and third-party delivery
- Adding or improving mobile and online customer ordering capabilities
- Rapidly adapting menus to best support limited staffing, unpredictable dine-in and/or carryout options
- Restaurants in all states offer delivery and carry out, with most states open for dine-in with restrictions
- According to Technomic August data, 10% of restaurants will close in 2020.
- Restaurant sales are projected to be up 18.3% in 2021 over 2020, according to Technomic.

MILLERPULSE WEEKLY INDUSTRY SAME STORE SALES, 2020



Industry SSS
10.0
0.0
(10.0)
(20.0)
(30.0)
(40.0)
(50.0)
% Performance
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 32 33
Week

Source: MillerPulse
Week 33 ended
8/17/2020

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COVID‐19 Restaurant Impacts www.middleby.com 9

Middleby Revenue Composition – Commercial Foodservice SEGMENT IMPACT • Quick serve and fast casual fare better  due to delivery, drive through and carry  out support. Same store sales trend  Week 33 Sales Ended 8/17/20 ahead of prior year in recent weeks • Pizza performs well as delivery is their  Industry (1.3) core and large chains aim to hire 60,000  additional employees • Fast casual demand remains and  QSR 3.4 restaurants have adjusted, requiring  improved delivery and take‐out services  Fast Casual (7.9) • Retail and c‐stores continue to see  demand as their customers pursue  Casual Dining (24.6) alternative foodservice options that are  Miller Pulse Data not dine‐in Week ended 8/17/2020 • Healthcare and assisted living sectors  continue to perform well • Casual and fine‐dining heavily impacted • Travel and leisure market is challenged  as air travel is significantly impaired.  Hotel occupancy is down ~50% www.middleby.com 10

Middleby Revenue Composition – Commercial Foodservice OPERATOR SPENDING MENU DRIVEN PARTS 8% • Near‐term focus on replacement, capacity  17% and maintenance of equipment • Better performing sectors and concepts  continuing with enhanced menu and  operational initiatives • Spending anticipated to be on employee and  customer safety modifications • Initial declines in service revenues are  recovering as restaurant restart and traffic  improves NEW BUILD 26% REPLACEMENT &  UPGRADE 49% www.middleby.com 11

Trends in the Foodservice Industry

ACCELERATING TRENDS

- Added focus on off-premise (delivery, carry out and drive-through)
- Focus on menu simplification, throughput and space utilization
- Growth in non-traditional foodservice like retail and c-store
- Labor will continue to be a primary challenge
- New foodservice models will continue including modular, ghost and cloud kitchens
- Remote monitoring and automation
- Safety protocols for employees and customers
- Continued demand trends in healthcare and assisted living

MIDDLEBY SOLUTIONS

- Middleby ventless kitchens for non-traditional and space savings
- Development and launch of Open Kitchen
- Middleby modular and ghost kitchens
- Data intelligence and automation solutions
- Middleby advanced controls
- Middleby touchless and automated Pick-Up Cabinets (PUC)
- Focus on integrated solutions for targeted segments including retail, c-stores, healthcare and emerging chains



MIDDLEBY VENTLESS SOLUTIONS



MODULAR AUTOMATED PICK UP CABINETS



IOT CONNECTED KITCHEN



MIDDLEBY MODULAR AND GHOST KITCHENS



INDUCTION-HEATED DELIVERY SYSTEMS


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MIDDLEBY'S NEW HIGH-LEVEL USER INTERFACE

Over the past year Middleby has made significant dedicated investments in R&D to focus on technology initiatives, solutions for industry trends and invested in targeted growth segments. As a result we are well positioned with solutions to address these needs that will accelerate as a result of COVID-19.

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COVID-19 Residential Impacts – Appliance Sales

Residential sales are sequentially improving week over week since the April lows and are expected to recover in second half.

Residential sales are quickly returning to pre-COVID levels:

- On-line dealers performed well during Q2
- Traditional dealer and retail showrooms began to re-open in June further bolstering business and improving the outlook for Q3
- Outdoor segment experiencing growth with consumers staying home and cooking outside
- Home sales have remained resilient and consumer investments in home improvement projects continue to gain momentum
- The UK market is more heavily impacted than the USA, but is demonstrating significant improvement in July

AHAM 2020 FULL YEAR INDUSTRY FORECAST OF UNIT SHIPMENTS

Product	2019	2020	% Change
All Cooking Products	21,922	20,930	-4.5%
Electric Cooking Products	4,922	4,772	-3.0%
Gas Cooking Products	3,592	3,376	-6.0%
Microwave Ovens	12,530	11,969	-4.5%
Home Laundry	17,514	16,543	-5.5%
Top Load Washers	7,162	6,811	-4.9%
Front Load Washers	2,566	2,404	-6.3%
Clothes Dryers	7,786	7,328	-5.9%
Dishwashers	8,048	7,530	-6.4%
Refrigeraters (all types)	11,052	10,410	-5.8%
Freezers	1,530	1,958	28.0%
AHAM 6	**46,731**	**44,652**	**-4.4%**

Numbers in thousands

Source: Association of Home Appliance Manufacturers

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COVID‐19 Residential Impacts –Home Sales TOTAL EXISTING HOME SALES % CHANGE YEAR OVER YEAR Domestic home sales and new  home starts have steadily  improved over the recent months  since the onset of COVID. • Existing‐home sales continued on a  Source: National Assn. of Realtors strong, upward trajectory in July,   marking two consecutive months of  significant sales gains, according to the  National Association of Realtors®. NEW HOME CONSTRUCTION • Home sales as a whole rose year‐over‐   year, up 8.7% from July 2019. 1800 250 Number 1617 and 1600 1587   1567 1496 200 Started • Building permits rose 9.4% over July  1400 1377 1371196 1340187   1274 182 1269 181 181 of 1200 1235 1212170 167 172 176 166 171 1220 162 163   2019 and posted a 19% increase over  159 150 Permits 1000 1038   934 (in Authorized June, 2020.   800   thousands) thousands)   100   600 Auhtorized, • New home starts rose 23.4% over July  (in   New permits approved  Permits 400 2019, and reported a 22% increase    50 of New home starts   200 over June 2020.  Started 0 0   not Number www.middleby.com   14 Month Source: United States Census Bureau

Middleby Revenue Composition – Residential Trends CONSUMER SPENDING Residential Sales • Growing trend of outdoor cooking and  family entertaining during COVID Other & Non‐Core 10% • Heightened interest and demand for  Outdoor 12% new appliances due to meals prepared  at home and consumers with time to  review products online • Order‐in, pick‐up and food delivery  trends resulting in more warming at  home. Trends evolving around meals  prepared with food items prepared  both inside and outside the home  brought together Refrigeration 30% • Launching new home projects and  remodels due to continuing work‐at‐ home and school‐at‐home trends Cooking & Ventilation  • Increasing demand for new  48% refrigeration to fill the consumer need  for larger capacity units • Rising demand for appliance service  due to greater residential equipment  utilization www.middleby.com 15